KATY NEWS
FOR IMMEDIATE RELEASE

KATY INDUSTRIES, INC.
REPORTS 2007 FOURTH QUARTER RESULTS

ARLINGTON, VA – March 12, 2008 – Katy Industries, Inc. (OTC BB: KATY) today reported a net loss in the fourth quarter of 2007 of ($2.4) million [($0.30) per share], versus a net loss of ($1.3) million [($0.16) per share], in the fourth quarter of 2006, as adjusted to exclude restructuring and other non-recurring or unusual items, which are discussed below.  Including these items, Katy reported net income in the fourth quarter of 2007 of $1.3 million [$0.16 per share], versus a net loss of ($2.7) million [($0.34) per share], in the same period of 2006.  Operating loss, as adjusted to exclude all restructuring and other non-recurring or unusual items, was ($2.5) million [(5.9%) of net sales] in the fourth quarter of 2007, compared to an operating loss, as adjusted, of ($0.9) million [(2.0%) of net sales] in the same period in 2006.  Net income (loss), as adjusted, and operating income (loss), as adjusted, are non-GAAP financial measures and are further discussed below.

Katy also reported a net loss for the year ended December 31, 2007 of ($6.4) million [($0.81) per share], versus a net loss of ($5.8) million [($0.73) per share], for the year ended December 31, 2006, as adjusted to exclude restructuring and other non-recurring or unusual items, which are discussed below.  Including these items, Katy reported a net loss for the year ended December 31, 2007 of ($1.5) million [($0.19) per share], versus a net loss of ($12.4) million [($1.55) per share], in the same period of 2006.  The operating loss, as adjusted to exclude all restructuring and other non-recurring or unusual items, was ($5.7) million [(3.1%) of net sales] for the year ended December 31, 2007, compared to an operating loss, as adjusted, of ($5.4) million [(2.8%) of net sales] in the same period in 2006.  Net income (loss), as adjusted, and operating income (loss), as adjusted, are non-GAAP financial measures and are further discussed below.

During the fourth quarter of 2007, Katy reported restructuring and other non-recurring or unusual items of $3.8 million pre-tax [$0.47 per share], primarily consisting of a gain on the sale and operating activities of the discontinued businesses of $3.8 million, income from the sale of our equity investment of $0.8 million, partially offset by a loss on sale of assets of ($0.9) million.  During the fourth quarter of 2006, Katy reported restructuring and other non-recurring or unusual items of ($0.3) million pre-tax [($0.04) per share], primarily consisting of a loss on the sale and operating activities of the discontinued businesses of ($1.5) million and loss on sale of assets of ($0.4) million, partially offset by a reduction in severance, restructuring and related costs of $1.6 million.  Details regarding these items are provided in the “Reconciliations of GAAP Results to Results Excluding Certain Unusual Items” accompanying this press release.

For the year ended December 31, 2007, Katy reported restructuring and other non-recurring or unusual items of $8.2 million pre-tax [$1.02 per share], including a gain on the sale and operating activities of discontinued businesses of $12.4 million, income from the sale of our equity investment of $0.8 million, partially offset by severance, restructuring and related costs of ($2.6) million and loss on sale of assets of ($2.4) million.  For the year ended December 31, 2006, Katy reported restructuring and other non-recurring or unusual items of ($3.6) million pre-tax [($0.45) per share], including loss on the sale and operating activities of the discontinued businesses of ($3.0) million, loss on sale of assets of ($0.4) million, costs of ($0.8) million related to the cumulative effect of a change in accounting principle for the implementation of SFAS No. 123R, Accounting for Stock-Based Compensation, partially offset by gain on SESCO joint venture transaction of $0.6 million.  Details regarding these items are provided in the “Reconciliations of GAAP Results to Results Excluding Certain Unusual Items” accompanying this press release.

Financial highlights for the fourth quarter of 2007, as compared to the same period in the prior year, included:

•
On November 30, 2007, the Company completed the sale of the Woods U.S. and Woods Canada businesses, which comprised our Electrical Products Group.  Gross proceeds received were $49.8 million, including $6.8 million being held in escrow and expected to be received primarily in the first two quarters of 2008.  As a result, Katy recorded a $1.3 million gain on the sale of these businesses.  These proceeds were used to pay down the outstanding revolving loan which was $2.9 million at December 31, 2007 as compared to $43.9 million at December 31, 2006.  Besides the Woods U.S. and Woods Canada businesses, the discontinued operations also include the Metal Truck Box business, Contico Europe Limited (the UK consumer plastics business) and Contico Manufacturing, Ltd. (the UK commercial plastics business), all of which were sold in either 2006 or 2007.

•
Net sales in the fourth quarter of 2007 were $43.0 million, a decrease of $0.6 million compared to the same period in 2006 primarily due to lower volume activity within our Contico business unit.  Overall, the decrease in net sales of 1% resulted from lower volumes of 2%, partially offset by favorable foreign currency translation of 1%.

•
Gross margins were 5.8% in the fourth quarter of 2007, versus 13.4% in the fourth quarter of 2006.  In 2007, our margins were adversely impacted by an unfavorable year over year variance of approximately $1.1 million to a quarterly LIFO adjustment and production inefficiencies at our Glit business unit.  The unfavorable LIFO variance was primarily driven by the trend in resin prices occurring in 2007 as compared to 2006.

•
Selling, general and administrative expenses in the fourth quarter of 2007 were $1.7 million lower than the same period of 2006.  These costs represented 11.6% of net sales in the fourth quarter of 2007, a decrease from 15.4% of net sales for the same period of 2006.  The reduction in percentage reflects the lower requirements under the Company’s incentive compensation plan and self insurance programs as well as various cost improvements implemented during the past year.

•
On November 30, 2007, the Company entered into a new credit facility with Bank of America, N.A., one of the lenders under our previous agreement.  The agreement provides for a total facility of $50.6 million with a $10.6 million term loan and a $40.0 million revolving loan that expires November 2010.  Debt at December 31, 2007 was $13.5 million [27% of total capitalization], versus $56.9 million [58% of total capitalization] at December 31, 2006.  The decrease in the debt level and the ratio of debt to total capitalization was principally due to the reduction of debt from the divestiture of Woods U.S. and Woods Canada, as described above.  In addition, the Company sold its investment in Sahlman Seafoods, Inc. for $3.0 million in December 2007.  Cash on hand at December 31, 2007 was $2.0 million versus $7.4 million at December 31, 2006.

•
Katy used free cash flow of $14.5 million during 2007 versus using $1.0 million of free cash flow during 2006. The increased use of cash was primarily attributable to the higher working capital requirements in 2007 associated with inventory as compared to 2006. Free cash flow, a non-GAAP financial measure, is discussed further below.

“With the completion of the divestiture of the Electrical Products Group, Katy will now be able to focus on a single-business model that will allow the organization to further focus its resources on our core business, Continental Commercial Products, which services the janitorial/sanitary and food service markets,” said Anthony T. Castor III, Katy’s President and Chief Executive Officer.  “While our quarterly performance was impacted by the LIFO variance and certain production inefficiencies, we believe that our overall cost position will improve as we continue to focus on our core business,” added Mr. Castor.

Non-GAAP Financial Measures

To provide transparency about measures of Katy’s financial performance which management considers most relevant, we supplement the reporting of Katy’s consolidated financial information under GAAP with certain non-GAAP financial measures, including Net Income (Loss), as adjusted, Net Income (Loss), as adjusted per share, Operating Income (Loss) and Operating Income (Loss) as adjusted, as a percentage of sales, and Free Cash Flow.  Details regarding these measures and reconciliations of these non-GAAP measures to comparable GAAP measures are provided in the “Reconciliations of GAAP Results to Results Excluding Certain Unusual Items” and “Statements of Cash Flows” accompanying this press release.  These non-GAAP financial measures should be considered in addition to, and not as a substitute or superior to, the other measures of financial performance prepared in accordance with GAAP.  Using only the non-GAAP financial measures to analyze our performance would have material limitations because their calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both the GAAP and non-GAAP measure reflected below to understand and analyze the results of its business.  Katy believes the presentation of these measures is nonetheless useful to investors for the following reasons:

Net Income (Loss), as adjusted, Net Income (Loss), as adjusted per share, Operating Income (Loss) and Operating Income (Loss) as adjusted, as a percentage of sales:  All of these non-GAAP operating measurements adjust the corresponding GAAP measurement to exclude restructuring and other non-recurring and unusual items, as appropriate. Following the recapitalization of the company in 2001, a comprehensive restructuring program became essential to the future viability of Katy.  All other non-recurring and unusual items are typically indicative of non-cash impacts to Katy’s results of operations.  These non-GAAP measures are used by management as Katy believes that these measures are more indicative of the company’s underlying business performance and that eliminating restructuring and other non-recurring and unusual charges provides more meaningful year-to-year comparison of the company’s operations.

Free Cash Flow:  Free cash flow is defined by Katy as cash flow from operations less capital expenditures and cash dividends paid.  Katy believes that free cash flow is useful to management and investors in measuring cash generated that is available for repayment of debt obligations, investment in growth through acquisitions, new business development and stock repurchases.

This press release may contain various forward-looking statements, including but not limited to:  the Company’s receipt of proceeds held in escrow related to the sale of the Electrical Products Group, the Company’s ability to reduce its overall cost position and the affect of the Company’s refocused business strategy.  The forward-looking statements are based on the opinions and beliefs of Katy’s management, as well as assumptions made by, and information currently available to, the company’s management.  Additionally, the forward-looking statements are based on Katy’s current expectations and projections about future events and trends affecting the financial condition of its business.  The forward-looking statements are subject to risks and uncertainties, detailed from time to time in Katy’s filings with the SEC that may lead to results that differ materially from those expressed in any forward-looking statement made by the company or on its behalf.  Katy undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Katy Industries, Inc. is a diversified corporation with current interests primarily in Maintenance Products and Electrical Products.  After the sale of the Electrical Products Group, Katy is focused on the manufacturing and distribution of commercial cleaning products and consumer home products.

Company contact:
Katy Industries, Inc.
Amir Rosenthal
(703) 236-4300

KATY INDUSTRIES, INC. SUMMARY OF OPERATIONS - UNAUDITED
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Net sales	$43,039	$43,593	$187,771	$192,416
Cost of goods sold	40,560	37,753	167,517	167,347
Gross profit	2,479	5,840	20,254	25,069
Selling, general and administrative expenses	5,003	6,729	25,985	30,450
Severance, restructuring and related charges	(75)	(1,574)	2,581	17
Loss on sale of assets	907	364	2,434	412
Operating (loss) income	(3,356)	321	(10,746)	(5,810)
Equity in income of equity method investment	783	-	783	-
Gain on SESCO joint venture transaction	-	-	-	563
Interest expense	(1,400)	(1,010)	(4,565)	(4,221)
Other, net	56	(137)	(72)	278
Loss from continuing operations before benefit from
(provision for) income taxes	(3,917)	(826)	(14,600)	(9,190)
Benefit from (provision for) income taxes from continuing operations	1,370	(312)	719	529
Loss from continuing operations	(2,547)	(1,138)	(13,881)	(8,661)
Income from operations of discontinued businesses (net of tax)	2,523	633	2,259	2,443
Gain (loss) on sale of discontinued businesses (net of tax)	1,304	(2,175)	10,121	(5,405)
Income (loss) before cumulative effect of a change in
accounting principle	1,280	(2,680)	(1,501)	(11,623)
Cumulative effect of a change in accounting principle (net of tax)	-	-	-	(756)
Net income (loss)	$1,280	$(2,680)	$(1,501)	$(12,379)

Earnings (loss) per share of common stock - basic and diluted:

Loss from continuing operations	$(0.32)	$(0.14)	$(1.75)	$(1.09)
Discontinued operations	0.48	(0.20)	1.56	(0.37)
Cumulative effect of a change in accounting principle	-	-	-	(0.09)
Net income (loss)	$0.16	$(0.34)	$(0.19)	$(1.55)

Weighted average common shares outstanding - basic and diluted	7,951	7,955	7,951	7,967

			December 31,	December 31,
Other Information:			2007	2006

Working capital			$11,269	$4,467
Working capital, exclusive of deferred tax assets and liabilities and debt
classified as current			$15,622	$48,564
Long-term debt, including current maturities			$13,453	$56,871
Stockholders' equity			$36,456	$42,032
Capital expenditures from continuing operations			$4,403	$3,733

KATY INDUSTRIES, INC. RECONCILIATIONS OF GAAP RESULTS
TO RESULTS EXCLUDING CERTAIN UNUSUAL ITEMS - UNAUDITED
(In thousands, except percentages and per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Reconciliation of net income (loss) to net loss, as adjusted:
Net income (loss)	$1,280	$(2,680)	$(1,501)	$(12,379)
Unusual items:
Severance, restructuring and related charges	(75)	(1,574)	2,581	17
Loss on sale of assets	907	364	2,434	412
Equity in income of equity method investment	(783)	-	(783)	-
Gain on SESCO joint venture transaction	-	-	-	(563)
Discontinued operations	(3,827)	1,542	(12,380)	2,962
Cumulative effect of a change in accounting principle	-	-	-	756
Adjustment to reflect a more normalized effective tax rate excluding
unusual items	100	1,086	3,221	3,014
Net loss, as adjusted	$(2,398)	$(1,262)	$(6,428)	$(5,781)

Net loss, as adjusted per share - basic and diluted:
Net income (loss) per share	$0.16	$(0.34)	$(0.19)	$(1.55)
Unusual items per share	(0.47)	0.04	(1.02)	0.45
Adjustment to reflect a more normalized effective tax rate excluding
unusual items per share	0.01	0.14	0.40	0.37
Net loss, as adjusted per share	$(0.30)	$(0.16)	$(0.81)	$(0.73)

Weighted average common shares outstanding:
Basic and diluted	7,951	7,955	7,951	7,967

Operating loss, as adjusted:

Operating (loss) income	$(3,356)	$321	$(10,746)	$(5,810)
Severance, restructuring and related charges	(75)	(1,574)	2,581	17
Loss on sale of assets	907	364	2,434	412
Operating loss, as adjusted:	$(2,524)	$(889)	$(5,731)	$(5,381)
Operating loss, as adjusted, as a % of sales	-5.9%	-2.0%	-3.1%	-2.8%

KATY INDUSTRIES, INC. BALANCE SHEETS - UNAUDITED
(In thousands)

	December 31,	December 31,
Assets	2007	2006
Current assets:
Cash and cash equivalents	$2,015	$7,392
Accounts receivable, net	18,077	55,014
Inventories, net	26,160	54,980
Other current assets	9,319	2,991
Asset held for sale	-	4,483
Total current assets	55,571	124,860

Other assets:
Goodwill	665	665
Intangibles, net	4,853	6,435
Other	3,470	8,990
Total other assets	8,988	16,090

Property and equipment	106,652	129,708
Less: accumulated depreciation	(72,647)	(87,964)
Property and equipment, net	34,005	41,744

Total assets	$98,564	$182,694

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$14,995	$33,684
Accrued expenses	24,954	41,705
Current maturities of long-term debt	1,500	1,125
Revolving credit agreement	2,853	43,879
Total current liabilities	44,302	120,393

Long-term debt, less current maturities	9,100	11,867
Other liabilities	8,706	8,402
Total liabilities	62,108	140,662

Stockholders' equity:
Convertible preferred stock	108,256	108,256
Common stock	9,822	9,822
Additional paid-in capital	27,338	27,120
Accumulated other comprehensive (loss) income	(1,112)	2,242
Accumulated deficit	(85,915)	(83,434)
Treasury stock	(21,933)	(21,974)
Total stockholders' equity	36,456	42,032

Total liabilities and stockholders' equity	$98,564	$182,694

KATY INDUSTRIES, INC. STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)
	Year Ended December 31,
	2007	2006
Cash flows from operating activities:
Net loss	$(1,501)	$(12,379)
(Income) loss from operations of discontinued businesses	(12,380)	2,962
Loss from continuing operations	(13,881)	(9,417)
Cumulative effect of a change in accounting principle	-	756
Depreciation and amortization	7,294	7,628
Write-off and amortization of debt issuance costs	2,007	1,178
Write-off of assets due to lease termination	751	-
Stock option expense	262	587
Loss on sale of assets	2,434	412
Equity in income of equity method investment	(783)	-
Deferred income taxes	(48)	14
	(1,964)	1,158
Changes in operating assets and liabilities:
Accounts receivable	1,383	3,272
Inventories	(5,330)	7,045
Other assets	(220)	(283)
Accounts payable	60	(3,076)
Accrued expenses	(5,541)	(1,062)
Other, net	1,399	(4,236)
	(8,249)	1,660

Net cash (used in) provided by continuing operations	(10,213)	2,818
Net cash provided by (used in) discontinued operations	74	(75)
Net cash (used in) provided by operating activities	(10,139)	2,743

Cash flows from investing activities:
Capital expenditures of continuing operations	(4,403)	(3,733)
Proceeds from sale of assets, net	246	289

Net cash used in continuing operations	(4,157)	(3,444)
Net cash provided by discontinued operations	55,195	3,738
Net cash provided by investing activities	51,038	294

Cash flows from financing activities:
Net (repayments) borrowings on revolving loans	(41,026)	1,934
Decrease in book overdraft	(1,903)	(1,534)
Proceeds of term loans	573	1,364
Repayments of term loans	(2,965)	(4,086)
Direct costs associated with debt facilities	(236)	(312)
Repurchases of common stock	(3)	(111)
Proceeds from the exercise of stock options	-	147

Net cash used in continuing operations	(45,560)	(2,598)
Net cash used in discontinued operations	(570)	(1,071)
Net cash used in financing activities	(46,130)	(3,669)

Effect of exchange rate changes on cash and cash equivalents	(146)	(397)
Net decrease in cash and cash equivalents	(5,377)	(1,029)
Cash and cash equivalents, beginning of period	7,392	8,421
Cash and cash equivalents, end of period	$2,015	$7,392

Supplemental disclosure of non-cash investing activities:
Receivable from sale of discontinued operations	$6,799	$1,200

Reconciliation of free cash flow to GAAP Results:

Net cash (used in) provided by operating activities	$(10,139)	$2,743
Capital expenditures	(4,403)	(3,733)
Free cash flow	$(14,542)	$(990)